UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

October 21, 2008
Date of Report (Date of earliest event reported)

Vital Living, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-33211	88-0485596
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1289 Clint Moore Road Boca Raton, FL 33487
(Address of principal executive offices) (Zip Code)

(561) 300-9022
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02  Termination of a Material Definitive Agreement

On September 28, 2007, we entered into a definitive Asset Purchase Agreement (the “Purchase Agreement”) with NutraCea, Inc., a California corporation (“NutraCea”), that provided upon the terms and subject to the conditions set forth therein, NutraCea would purchase substantially all of our assets and assume certain of our liabilities. NutraCea also owns shares of our Series D Preferred Stock and holds certain of our senior secured notes. A further description of the Purchase Agreement was included in our Form 8-K filed with the Commission on October 4, 2007 and incorporated herein by reference.

On October 21, 2008, we received notice that NutraCea terminated the Purchase Agreement due to our inability to meet the timelines and conditions set forth therein. No early termination penalties result from the termination of the Purchase Agreement.

Item 9.01.  Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITAL LIVING, INC.

Date: October 27, 2008	By:	/s/ Stuart Benson
Stuart Benson
Chief Executive Officer